UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 7, 2004

BRESLER & REINER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6201	52-0903424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11140 Rockville Pike, Suite 620, Rockville, MD	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 945-4300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On October 5, 2004, upon recommendation of Bresler & Reiner, Inc.’s (the Company) Audit Committee and approval of the Board of Directors, the Company dismissed Ernst & Young LLP (“Ernst & Young”) as its independent auditors.   Effective as of that date, the Company has appointed Deloitte & Touche LLP (“Deloitte & Touche”) to serve as Bresler & Reiner, Inc.’s independent auditors for the current fiscal year, which ends on December 31, 2004.

Ernst & Young’s reports on the Company’s  consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.  During each of our two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the  matter in their report; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.  We have provided Ernst & Young with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Ernst & Young’s letter, dated October 7, 2004, stating whether it agrees with the above statements.

During each of our two most recent fiscal years and through the date of this report, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.  The following exhibits are filed with this report:

Exhibit 16 – Letter from Ernst & Young LLP to the Securities and Exchange Commission dated October 7, 2004.

Exhibit 99 – Press Release dated October 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

For BRESLER & REINER, INC.

(Registrant) and its Chief Executive Officer:

Dated: October 7, 2004	BRESLER & REINER, INC.

	By:	/s/ SIDNEY M. BRESLER
Sidney M. Bresler
Chief Executive Officer